EXHIBIT 3.2
-----------



                              First Amendment
                                    of
              Third Amended and Restated Declaration of Trust
                                    of
                       Banyan Strategic Realty Trust

             Adopted by Vote of the Trustees on April 6, 2000,
                        effective December 13, 1999


RESOLVED:   That page 30 of the Third Amended and Restated Declaration of
Trust of Banyan Strategic Realty Trust is hereby further amended by deleting in its entirety page 30 of the Declaration and substituting therefor the following:



                NAMES, ADDRESSES AND SIGNATURES OF TRUSTEES

      IN WITNESS WHEREOF, the undersigned Trustees have executed this Third Amended and Restated Declaration of Trust, effective December 13, 1999.





___________________________________  ___________________________________
Walter E. Auch Sr.                   Stephen M. Peck
c/o Banyan Strategic Realty Trust    c/o Banyan Strategic Realty Trust
150 South Wacker Drive, Suite 2900   150 South Wacker Drive, Suite 2900
Chicago, IL  60606                   Chicago, IL  60606





___________________________________  ___________________________________
Leonard G. Levine                    L. G. Schafran
c/o Banyan Strategic Realty Trust    c/o Banyan Strategic Realty Trust
150 South Wacker Drive, Suite 2900   150 South Wacker Drive, Suite 2900
Chicago, IL  60606                   Chicago, IL  60606





___________________________________
Daniel Levinson
c/o Banyan Strategic Realty Trust
150 South Wacker Drive, Suite 2900
Chicago, IL  60606